SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

AMENDMENT NO. 2 TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DELPHAX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation or organization)	41-1392000 (I.R.S. Employer/Identification No.)

12500 Whitewater Drive Minnetonka, Minnesota (Address of principal executive offices)	55343-9420 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights
(Title of Class)

Item 1. Description of Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Securities to be Registered.

     The Company’s Form 8-A registration statement is hereby amended to describe the following the transaction:

On January 12, 2004, the Board of Directors of Delphax Technologies Inc. (the “Company”) amended its Rights Agreement dated as of March 22, 2002 (the “Rights Agreement”) between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent, to permit Tate Capital Partners Fund, LLC (“Tate Capital”) and certain affiliates of Tate Capital that are parties or assignees to a Securities Purchase Agreement with the Company dated February 4, 2004 (the “Investors”) to not be considered an “Acquiring Person” under the Rights Agreement for so long as Tate Capital and the Investors beneficially own no more than 25.0% of the Company’s common stock. The terms and conditions of Amendment No. 2 to the Rights Agreement and the Company’s agreement with the Shareholders are described in the Company’s Form 8-K filed on February 6, 2004.

Item 2. Exhibits.

Exhibit 1.	Securities Purchase Agreement between the Company and the Investors (incorporated by reference to the Company’s Form 8-K filed on February 6, 2004)

Exhibit 2.	Amendment No. 2 dated February 5, 2004 to Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A. (incorporated by reference to the Company’s Form 8-K filed on February 6, 2004)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No.2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DELPHAX TECHNOLOGIES INC.

Dated: February 9, 2004	/s/ Robert M. Barniskis Robert M. Barniskis Vice President, Chief Financial Officer